Exhibit 99.5

LEGAL PROCEEDINGS1

From time to time, we are alleged to be in violation of or in default under orders, statutes, rules or regulations relating to the environment, compliance plans imposed upon or agreed to by us, or permits issued by various local, state and/or federal agencies for the construction or operation of facilities. Administrative proceedings may also be pending on these matters. In addition, in the ordinary course of business, we and our subsidiaries are involved in various legal proceedings. See Notes 12 and 18 to the Audited Consolidated Financial Statements contained in Exhibit 99.11(b) to the Report and Notes 11 and 13 to the Unaudited Consolidated Financial Statements contained in Exhibit 99.11(c) to the Report, which information is incorporated herein by reference, for discussion of various environmental and other regulatory proceedings to which we are a party.

[1]	This exhibit is a part of the Form 8-K filed on June 26, 2014 (the “Report”) by Dominion Gas Holdings, LLC, and makes reference to other exhibits filed with the Report. For purposes of the Report and exhibits, unless we have indicated otherwise or the context otherwise requires, references to “Dominion Gas,” the “Company,” “we,” “our,” “us” or like terms refer to Dominion Gas Holdings, LLC and its subsidiaries and references to “Dominion” refer to Dominion Resources, Inc. and its subsidiaries.